UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2004

GATX Corporation

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois (Address of principal executive offices)	60661-3676 (Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     On December 6, 2004, GATX Corporation (the “Company”) announced the resignation of David M. Edwards as President of the Rail Division of GATX Financial Corporation (“Rail”), a wholly-owned subsidiary of the Company effective December 31, 2004.

     Pursuant to the terms of an Employment and Cooperation Agreement between GATX Financial Corporation and David Edwards dated December 7, 2004, Mr. Edwards has agreed to remain in the employ of Rail through December 31, 2004, and thereafter provide advice and consultation to Rail on an as required basis for a period of one (1) year, and not to seek employment with or provide services to competitors of Rail for a period of two (2) years. In consideration for such commitments by Mr. Edwards, Rail has agreed to pay him a lump sum payment of Eight Hundred and Twenty Thousand Dollars, treat certain benefits granted or available to him under the Company’s pension, medical and long term incentive compensation plans (including stock options and restricted stock) as if he had continued in the employ of Rail until age 55 (April 14, 2006) and retired under the Company’s pension plan. A copy of the Employment and Cooperation Agreement is attached hereto as Exhibit 10.1.

Item 9.01.      Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits

See Exhibit Index included herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION

(Registrant)

/s/ Robert C. Lyons

Robert C. Lyons
Vice-President, Chief Financial Officer
(Duly Authorized Officer)

Date: December 9, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment and Consulting Agreement between GATX Financial Corporation and David Edwards dated December 7, 2004.